UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 3, 2014

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 6, 2014, the Company announced the appointment of Robert J. Cox III, 48, as Chief Operating Officer of the Company.  The appointment was effective as of January 3, 2014.  Mr. Cox has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2009 and will continue to serve in such roles following his appointment as Chief Operating Officer. From June 2009 to November 2009, Mr. Cox served as the Chief Financial Officer of Harris Interactive, Inc., a market research firm.  From 2001 to May 2009, Mr. Cox served as the Chief Financial Officer of DealerTrack Holdings, Inc., an automotive retail software solution provider. Prior to that, Mr. Cox served as Chief Financial Officer at Triton International Inc. and Green Stamp America Inc. He began his career as a Certified Public Accountant in the audit practice at KPMG LLP. Mr. Cox holds a B.A. in Accounting from St. Bonaventure University and an M.B.A. from Columbia Business School.

On January 6, 2014, the Company issued a press release announcing the appointment of Mr. Cox as Chief Operating Officer of the Company.  The press release is being attached as Exhibit 99.01 to this Report.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Title

99.01	Press release announcing the appointment of Mr. Cox as Chief Operating Officer of the Company, dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: January 6, 2014	By:	/s/ Graham N. Arad
		Name:	Graham N. Arad
		Title:	Director, Senior Vice President,
General Counsel

Exhibit List

Exhibit No.	Exhibit Title

99.01	Press release announcing the appointment of Mr. Cox as Chief Operating Officer of the Company, dated January 6, 2014.